FOURTH AMENDMENT TO
EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETE AGREEMENT

This Fourth Amendment to Employment, Confidentiality and Non-Compete Agreement (this “Amendment”), dated as of July 23, 2020 (“Amendment Date”), is by and between Elevate Credit Service, LLC, a Delaware limited liability company (“Company” or “Employer”) and Chad Bradford (“Employee”).

Recitals

A.    The parties entered into that certain Employment, Confidentiality and Non-Compete Agreement, dated as of May 1, 2014, as amended on December 11, 2015, March 1, 2017, and January 24, 2019 (as amended, the “Original Agreement”).

B.    The parties mutually desire to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

Agreement

1.    Termination.

A. Section 2.2.1 of the Original Agreement is hereby amended and restated, in its entirety, to provide as follows:

        “2.2.1    Termination without Cause outside of a Change in Control Period. If Employer terminates Employee’s employment without Cause (as defined below) outside of a Change in Control Period (as defined below), then Employer shall (i) pay Employee severance pay in an amount equal to the base salary that would be payable to Employee over the period commencing on the date of termination and ending twelve (12) months thereafter, which severance pay shall be paid in equal bi-weekly installments commencing with the Company’s first regular payroll that occurs on or following the sixtieth (60th) day after termination and (ii) pay Employee an amount equal to twelve (12) times the monthly premiums that Employee would be required to pay if Employee and Employee’s eligible dependents then participating in the Company’s group health insurance plan elected to continue their current level of healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, regardless of whether such election is made (the “Health Payment”). The Health Payment shall be paid in lump-sum with the Company’s first regular payroll that occurs on or following the sixtieth (60th) day after termination. The payments in this Section 2.2.l shall be contingent on Employee executing and letting become irrevocable, prior to the fifty-third (53rd) day following termination, a general release of claims in favor of the Company and its affiliates in a form provided by the Company. The payments in this Section 2.2.1 shall be subject to required withholdings.”

    B. Section 2.2.2(A) of the Original Agreement is hereby amended and restated, in its entirety, to provide as follows:

1

        “(A)    then Employer shall (i) pay Employee severance pay in an amount equal to the base salary that would be payable to Employee over the period commencing on the date of termination and ending twelve (12) months thereafter, which severance pay shall be paid in equal bi-weekly installments commencing with the Company’s first regular payroll that occurs on or following the sixtieth (60th) day after termination and (ii) pay employee a one-time bonus equal to (a) fifty percent (50%) of Employee’s annual base salary plus (b) the Health Payment, to be paid in lump-sum with the Company’s first regular payroll that occurs on or following the later of (1) sixty (60) days after termination and (2) the Change in Control to which such Change in Control Period applies; and”

2.    Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.

3.    Signatures. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, in accordance with Section 8 of the Original Agreement, the undersigned have executed this Amendment on the Amendment Date.

ELEVATE CREDIT SERVICE, LLC		Chad Bradford
Signature:	/s/ Jason Harvison	Signature:	/s/ Chad Bradford
Name:	Jason Harvison	Name:	Chad Bradford
Title:	President & CEO

[Signature Page to Amendment to Employment Agreement]